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                                  EXHIBIT 23.2

             Consent of Independent Auditors - KPMG Peat Marwick LLP



                         Consent of Independent Auditors

The Board of Directors
Giga-tronics Incorporated:


         We consent to the incorporation by reference herein on the registration statement on Form S-8 of Giga-tronics Incorporated of our report dated May 4, 2001, relating to the consolidated balance sheets of Giga-tronics Incorporated and subsidiary as of March 31, 2001 and March 25, 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended March 31, 2001, March 25, 2000 and March 27, 1999, and the related schedule, which reports appear or are incorporated by reference in the March 31, 2001, Annual Report on Form 10-K of Giga-tronics Incorporated.





Mountain View, California                               /s/ KPMP LLP
                                                        ------------------------
September 18, 2001                                     /s/ KPMG LLP


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